UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2009 (February 24, 2009)
Chinawe.com Inc.
(Exact name of registrant as specified in its charter)

California	000-29169	95-462728

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1304, Dongbao Tower, 767 Dongfeng Road East, Guangzhou, China	510600

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (8620) 3821-0119
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On February 24, 2009, Huizhou One Limited (“Huizhou”) notified Chinawe Asset Management (PRC) Limited (“CAM”), a wholly owned subsidiary of Chinawe.com Inc. that it was terminating the Master Consulting Agreement, dated September 22, 2005 and the Amendment Letter, dated May 28, 2007, between Huizhou and CAM, effective March 26, 2009 (the “First Termination Letter”).

On March 20, 2009, Huizhou notified CAM that it was terminating the Master Asset Consulting Agreement dated April 20, 2005 and the Amendment Letters dated November 2, 2005, November 1, 2006 and March 18, 2008 between Huizhou and CAM, effective March 27, 2009 (the “Second Termination Letter”).

Huizhou had retained CAM, pursuant to the Master Consulting Agreements, to manage portfolios of non-performing loans in the People’s Republic of China owned by Huizhou. In each case, the agreements were terminated by Huizhou pursuant to provisions allowing termination at the convenience of Huizhou.

The foregoing descriptions of the First Termination Letter and the Second Termination Letter are qualified in their entirety by reference to the provisions of the First Termination Letter and Second Termination Letter attached to this Report as Exhibits 10.5 and 10.6, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.5	Letter, dated February 24, 2009, from Huizhou One Limited to Chinawe Asset Management (PRC) Limited

Exhibit 10.6	Letter, dated March 20, 2009, from Huizhou One Limited to Chinawe Asset Management (PRC) Limited

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2009	CHINAWE.COM INC.
	By:	/s/ Man Keung Wai
Man Keung Wai
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.5	Letter, dated February 24, 2009, from Huizhou One Limited to Chinawe Asset Management (PRC) Limited

Exhibit 10.6	Letter, dated March 20, 2009, from Huizhou One Limited to Chinawe Asset Management (PRC) Limited

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